CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR FIRST QUARTER 2013

HOUSTON – May 7, 2013 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the quarter ending March 31, 2013.

Mel Payne, Chief Executive Officer, stated, “Our first quarter performance continued our trend of record quarterly results, as we achieved strong revenue growth of 13.2% to a record $58.1 million, Adjusted Basic Earnings Per Share growth of 21.4% to a record $0.34 per share, and Free Cash Flow growth of 314% to a record $9.1 million. This outstanding performance was driven by substantially higher year over year revenue and Field EBITDA growth in each of our four major profit segments and substantially lower interest costs on our recently refinanced senior debt. Our first quarter comparative highlights are shown below.”

Three Months Ending March 31, 2013

•	Total Revenue up 13.2% to $58.1 million;

•	Consolidated EBITDA up 14.5% to $16.0 million;

•	Consolidated EBITDA Margin up 30 basis points to 27.6%;

•	Adjusted Consolidated EBITDA up 7.2% to $16.8 million;

•	Adjusted Consolidated EBITDA Margin down 160 basis points to 29.0%;

•	Adjusted Basic Earnings Per Share up 21.4% to $0.34 from $0.28 in 2012;

•	Adjusted Diluted Earnings Per Share up 18.5% to $0.32 from $0.27 in 2012;

•	GAAP Basic EPS from Continuing Operations up 40.9% to $0.31 in 2013 from $0.22 in 2012;

•	GAAP Diluted EPS from Continuing Operations up 22.7% to $0.27 in 2013 from $0.22 in 2012;

•	Free Cash Flow up 314% to a record $9.1 million in 2013 from $2.2 million in 2012.
The above table references certain Non-GAAP financial measurements that are defined at the end of the press release
The primary difference between Basic EPS and Fully Diluted EPS is the dilution impact from our convertible debentures

"Primarily driven by our operating performance, working capital improvements and the lower cash costs of our bank credit facilities since our September 2012 senior notes refinancing, we produced a record Free Cash Flow of $9.1 million in the first quarter. Our cemetery portfolio performance was the best in years, a result of adding top quality cemetery sales support in each of our three regions, new Managing Partners and sales managers in most of our larger parks, and a revised Cemetery Standards Operating Model effective January 1, 2013. We invested heavily not only in cemetery leadership and talent across our portfolio, but also in more high quality talent in our Houston support departments in order to position Carriage organizationally to effectively capitalize on the growth opportunities that we believe lie ahead as our industry continues to consolidate".

"We are excited and honored that on April 24, 2013, our bank group expanded our credit facility on better terms only a little more than six months after being put in place in September 2012, which will support our acquisition strategy and be modestly accretive to our earnings. With the rapid rise of our stock price since the beginning of 2012, we are exploring alternatives to refinance or otherwise lessen the potential dilutive impact of our $90 million 7% Convertible Subordinated Debentures (TIDES) that are convertible into our common stock at $20.44 per share. We believe there may be opportunity to refinance our TIDES and create a very low cost and flexible capital structure with enhanced earnings power. We will monitor market conditions closely for such an opportunity while we continue to focus on high performance execution of our operating and growth models," concluded Mr. Payne.

TOTAL FIELD OPERATIONS
For the Three Months Ending March 31, 2013

•	Total Field Revenue increased 13.2% to $58.1 million;

•	Total Field EBITDA increased 15.4% to $24.4 million; and

•	Total Field EBITDA Margin increased 80 basis points to 42.1%.

FUNERAL FIELD OPERATIONS
For the Three Months Ending March 31, 2013

•	Total Funeral Operating Revenue increased 13.2% to $42.9 million;

•	Same Store Funeral Revenue increased 5.3% with same store volume increasing 7.0%;

•	Acquisition Funeral Revenue increased 52.5% with acquisition volume increasing 39.7%;

•	Total Funeral Field EBITDA increased 10.5% to $16.9 million;

•	Total Funeral Field EBITDA Margin decreased 100 basis points to 39.4%;

•	Average revenue per contract decreased slightly from $5,397 to $5,365 in 2012; and

•	Cremation rate increased 10 basis points to 46.4%.

CEMETERY FIELD OPERATIONS
For the Three Months Ending March 31, 2013

•	Total Cemetery Operating Revenue increased 8.6% to $10.2 million;

•	Total Cemetery Field EBITDA increased 36.3% to $3.0 million;

•	Total Cemetery Field EBITDA Margin increased 600 basis points to 29.7%;

•	Cemetery pre-need property sale contracts increased 6.2% to 1,545; and

•	Average Cemetery pre-need property sale per contract increased 12.2% to $2,659.

FINANCIAL OPERATIONS
For the Three Months Ending March 31, 2013

•	Total Financial Revenue increased 23.6% to $5.0 million;

•	Funeral Financial Revenue increased 5.1% to $2.2 million;

•	Cemetery Financial Revenue increased 44.4% to $2.7 million;

•	Total Financial EBITDA increased 22.8% to $4.5 million; and

•	Total Financial EBITDA Margin decreased 50 basis points to 90.7%.

AMENDMENT TO CREDIT FACILITY
On April 24, 2013, we entered into a third amendment to the Credit Agreement (the “Third Amendment”) which provides for an increase in the revolving credit commitments under the Credit Agreement from $105 million to $125 million and decreases in the interest rate margin. Under the Credit Agreement, outstanding borrowings bear interest at either a prime rate or a LIBOR rate, plus an applicable margin based upon the Company's leverage ratio. The Third Amendment decreases the applicable margin for the Company's outstanding borrowings (for both prime rate and LIBOR rate) by 50 basis points at each leverage ratio threshold. The Third Amendment also provides additional financial flexibility to make capital structure moves with the ability to issue subordinated debentures or convertible subordinated debentures up to $100 million with the specific purpose of refinancing our existing convertible subordinated debentures on more favorable terms.

FREE CASH FLOW
Carriage produced Free Cash Flow from continuing operations in the first quarter of 2013 of $9.1 million compared to Free Cash Flow from continuing operations of $2.2 million for the corresponding period in 2012. The sources and uses of cash for the first quarter of 2012 and 2013 consisted of the following (in millions):

	For Three Months Ending March 31
	2012	2013

Cash flow provided by continuing operations	$3.1	$10.9
Cash used for maintenance capital expenditures	$(0.9)	$(1.8)
Free Cash Flow	$2.2	$9.1

Cash at Beginning of period	$1.1	$1.7
Cash used for growth capital expenditures	$(2.2)	$(6.9)
Cash used for acquisitions	$(11.6)	$—
Cash from discontinued operations	$0.4	$2.0
Cash used to increase (reduce) loans from credit facilities	$13.9	$(4.2)
Cash used to increase (reduce) loans from other financing activities	$(2.9)	$(0.4)
Cash at end of period	$0.9	$1.3

DILUTION FROM CONVERTIBLE SUBORDINATED DEBENTURES
The first quarter of 2013 earnings per share results were affected by dilution from our Convertible Subordinated Debentures (TIDES). The fully diluted weighted average shares outstanding for the three months ended March 31, 2013, and the corresponding calculations of GAAP fully diluted earnings per share and Adjusted fully diluted earnings per share, includes approximately 4.4 million shares that would be issued upon conversion of our convertible subordinated debentures as a result of the application of the if-converted method prescribed by Accounting Standards Codification 260-10-45.
Historically, the conversion of our convertible subordinated debentures was excluded from fully diluted earnings per share calculations because the inclusion of such converted shares would have resulted in an anti-dilutive impact. If the shares to be issued upon conversion of our convertible subordinated debentures were excluded from earnings per share calculations as in prior periods, the ranges of GAAP diluted earnings per share and Adjusted diluted earnings per share would approximate the ranges provided above for GAAP basic earnings per share and Adjusted basic earnings per share, respectively. The Company is currently exploring various financing alternatives to lessen the potential dilutive impact from the TIDES.

ROLLING FOUR QUARTER OUTLOOK

The Rolling Four Quarter Outlook “(Outlook)” reflects management's opinion on the performance of the portfolio of businesses for the rolling four quarter period ending March 31, 2014, and the performance of the trusts as well as our view of the financial markets. This outlook does not reflect possible refinancing options the Company may pursue related to our existing convertible subordinated debentures.

ROLLING FOUR QUARTER OUTLOOK – Period Ending March 31, 2014

Range (in millions, except per share amounts)
Revenues	$231 – $232
Consolidated EBITDA	$58 – $60
Adjusted Consolidated EBITDA	$61 – $63
Net Income	$19 – $21
Adjusted Net Income	$20 – $22
Basic GAAP Earnings Per Share	$1.06 – $1.08
Basic Adjusted Earnings Per Share	$1.16 – $1.18
Fully Diluted GAAP Earnings Per Share	$1.03 – $1.05
Fully Diluted Adjusted Earnings Per Share	$1.11 – $1.13
Cash Flow from Operations	$34 – $36
Free Cash Flow	$30 – $32
The primary difference between Basic EPS and Fully Diluted EPS is the dilution impact from the convertible debentures

Factors affecting our analysis include, among others, acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model and Withdrawable Trust Income. Revenues, Consolidated EBITDA, Adjusted Consolidated EBITDA, Net Income, Adjusted Net Income, GAAP Earnings Per Share, Adjusted Earnings Per Share and Free Cash Flow for the four quarter period ending March 31, 2014 are expected to improve relative to the same period in the previous period for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Cemetery Revenue and Cemetery Field EBITDA;

•	Increases in Financial Revenue and Financial EBITDA from trust funds; and

•	Reduced interest expenses as result of the refinancing in September 2012 and the recent reduction in interest rate terms with the new amendment.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, May 8, 2013 at 9:30 a.m. CDT. To participate in the call, please dial 866-516-3867 (ID-56933340) and ask for the Carriage Services conference call. A replay of the conference call will be available through May 15, 2013 and may be accessed by dialing 404-537-3406 (ID-56933340). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

TRUST FUND PERFORMANCE

During the first quarter of 2013, Carriage's discretionary trust funds gained 4.3% compared to a gain of 10.6% for the S&P 500 and a 2.9% gain for the Barclay's U.S. Corporate High Yield Index. The current yield on Carriage's discretionary fixed income portfolio is 8.4% and the estimated annual income for the entire discretionary portfolio is approximately $11.8 million.
The high amount of recurring current income combined with the realized net income in our discretionary trust portfolio will continue to benefit Carriage through the increased value of preneed funeral and cemetery contracts at maturity. Carriage will also benefit from the recurring income from our cemetery perpetual care accounts which are recognized as GAAP revenue and earnings in the current period.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services, and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	Barclay’s U.S. Corporate High Yield Index	50/50 index Benchmark(2)
3 months ended 3/31/13	4.3%	4.3%	10.6%	2.9%	6.8%
1 year ended 12/31/12	20.3%	17.1%	16.0%	15.8%	15.9%
2 years ended 12/31/12	16.8%	14.9%	18.4%	21.6%	20.0%
3 years ended 12/31/12	41.0%	35.8%	36.3%	40.0%	38.1%
4 years ended 12/31/12	119.4%	99.8%	72.3%	121.4%	96.9%
(1) Investment performance includes realized income and unrealized appreciation (depreciation).

(2)	The 50/50 Benchmark is 50% weighted to the S&P 500 Stock Index and 50% weighted to the Barclay’s U.S. Corporate High Yield Index

Asset Allocation as of March 31, 2013 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$4,356	2%	$20,752	9.0%
Equities	24,890	14%	44,065	18.0%
Fixed Income	149,650	83%	170,821	72.0%
Other/Insurance	2,059	1%	2,239	1.0%
Total Portfolios	$180,955	100%	$237,877	100%

CARRIAGE SERVICES, INC.
NON-GAAP UNAUDITED TREND OPERATING AND FINANCIAL METRICS
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2012	2013	% Change

Same Store Contracts
Atneed Contracts	4,670	4,960	6.2%
Preneed Contracts	1,250	1,372	9.8%
Total Same Store Funeral Contracts	5,920	6,332	7.0%
Acquisition Contracts
Atneed Contracts	1,226	1,645	34.2%
Preneed Contracts	188	330	75.5%
Total Acquisition Funeral Contracts	1,414	1,975	39.7%
Total Funeral Contracts	7,334	8,307	13.3%

Funeral Operating Revenue
Same Store Revenue	$31,517	$33,172	5.3%
Acquisition Revenue	6,394	9,754	52.5%
Total Funeral Operating Revenue	$37,911	$42,926	13.2%

Cemetery Operating Revenue
Same Store Revenue	$9,403	$10,140	7.8%
Acquisition Revenue	—	69
Total Cemetery Operating Revenue	$9,403	$10,209	8.6%

Financial Revenue
Preneed Funeral Commission Income	451	508	12.6%
Preneed Funeral Trust Earnings	1,673	1,723	3.0%
Cemetery Trust Earnings	1,516	2,403	58.5%
Preneed Cemetery Finance Charges	369	318	-13.8%
Total Financial Revenue	$4,009	$4,952	23.5%
Total Revenue	$51,323	$58,087	13.2%

Field EBITDA
Same Store Funeral Field EBITDA	$12,833	$13,552	5.6%
Same Store Funeral Field EBITDA Margin	40.7%	40.9%	20 bp
Acquisition Funeral Field EBITDA	2,470	3,365	36.2%
Acquisition Funeral Field EBITDA Margin	38.6%	34.5%	-410 bp
Total Funeral Field EBITDA	$15,303	$16,917	10.5%
Total Funeral Field EBITDA Margin	40.4%	39.4%	-100 bp

Same Store Cemetery Field EBITDA	$2,221	$3,055	37.6%
Same Store Cemetery Field EBITDA Margin	23.6%	30.1%	650 bp
Acquisition Cemetery Field EBITDA	—	(27)
Acquisition Cemetery Field EBITDA Margin	—	-39.1%
Total Cemetery Field EBITDA	$2,221	$3,028	36.3%
Total Cemetery Field EBITDA Margin	23.6%	29.7%	610 bp

Funeral Financial EBITDA	$1,773	$1,819	2.6%
Cemetery Financial EBITDA	1,885	2,674	41.9%
Total Financial EBITDA	$3,658	$4,493	22.8%
Total Financial EBITDA Margin	91.2%	90.7%	-50 bp

Total Field EBITDA	21,182	24,438	15.4%
Total Field EBITDA Margin	41.3%	42.1%	80 bp

CARRIAGE SERVICES, INC.
NON-GAAP UNAUDITED TREND OPERATING AND FINANCIAL METRICS
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2012	2013	% Change

Overhead
Total Variable Overhead	$2,191	$2,029	-7.4%
Total Regional Fixed Overhead	783	1,463	86.8%
Total Corporate Fixed Overhead	4,198	4,901	16.7%
Total Overhead	7,172	8,393	17.0%
Overhead as a percent of sales	14.0%	14.5%	50 bp

Consolidated EBITDA	14,009	16,045	14.5%
Consolidated EBITDA Margin	27.3%	27.6%	30 bp

Other Expenses and Interest
Property Depreciation & Amortization	$2,411	$2,839	17.8%
Non Cash Stock Compensation	402	646	60.7%
Interest Expense	4,569	2,613	-42.8%
Interest Income and Other, Net	(17)	(18)	5.9%
Pretax Income	$6,644	$9,965	50.0%
Tax Provision	2,574	4,384	—
GAAP Net Income	$4,070	$5,581	37.1%

Special Items, Net of Tax
Withdrawable Trust Income	$458	$328
Acquisition Expenses	249	5
Severance Costs	319	126
Other special items	89	54
Prior period amortization adjustments for TIDES	—	(538)
Tax adjustment from prior period	—	598
Sum of Special Items, net of tax	$1,115	$573	-48.6%

Adjusted Net Income	$5,185	$6,154	18.7%
Adjusted Net Profit Margin	10.1%	10.6%	50 bp

Adjusted Basic Earnings Per Share	$0.28	$0.34	21.4%
Adjusted Diluted Earnings Per Share	$0.27	$0.32	18.5%

GAAP Basic Earnings Per Share	$0.22	$0.31	40.9%
GAAP Diluted Earnings Per Share	$0.22	$0.27	22.7%

Tax rate	38.8%	44.0%	520 bp

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$14,009	$16,045	14.5%
Withdrawable Trust Income	$694	$497
Acquisition Expenses	377	8
Severance Costs	483	191
Other special items	135	83
Adjusted Consolidated EBITDA	$15,698	$16,824	7.2%
Adjusted Consolidated EBITDA Margin	30.6%	29.0%	-160 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	December 31, 2012	March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,698	$1,290
Accounts receivable, net	17,812	18,142
Assets held for sale	1,466	3,183
Inventories	5,133	5,010
Prepaid expenses	5,107	4,138
Other current assets	1,923	4,107
Total current assets	33,139	35,870
Preneed cemetery trust investments	70,960	73,067
Preneed funeral trust investments	82,896	85,224
Preneed receivables, net	23,222	24,181
Receivables from preneed trusts	25,871	26,938
Property, plant and equipment, net	152,433	155,677
Cemetery property	75,156	75,030
Goodwill	218,442	217,243
Deferred charges and other non-current assets	9,424	7,156
Cemetery perpetual care trust investments	46,542	47,165
Total assets	$738,085	$747,551
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of senior long-term debt and capital lease obligations	$11,218	$11,629
Accounts payable	5,243	4,359
Other liabilities	13,067	14,346
Accrued liabilities	12,278	11,671
Liabilities associated with assets held for sale	369	578
Total current liabilities	42,175	42,583
Long-term debt, net of current portion	118,841	115,718
Line of credit	44,700	43,000
Convertible junior subordinated debentures due in 2029 to an affiliate	89,770	89,770
Obligations under capital leases, net of current portion	4,013	3,943
Deferred preneed cemetery revenue	63,998	64,627
Deferred preneed funeral revenue	39,794	41,846
Deferred preneed cemetery receipts held in trust	70,960	73,067
Deferred preneed funeral receipts held in trust	82,896	85,224
Care trusts’ corpus	45,920	47,083
Total liabilities	603,067	606,861
Commitments and contingencies:
Redeemable preferred stock	200	200
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,078,000 and 22,053,000 shares issued at December 31, 2012 and March 31, 2013, respectively	221	221
Additional paid-in capital	202,462	202,880
Accumulated deficit	(52,598)	(47,344)
Treasury stock, at cost; 3,922,000 shares at December 31, 2012 and March 31, 2013	(15,267)	(15,267)
Total stockholders’ equity	134,818	140,490
Total liabilities and stockholders’ equity	$738,085	$747,551

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	For the three months ended March 31,
	2012	2013

Revenues	$51,323	$58,087
Field costs and expenses	34,632	39,409
Gross profit	16,691	18,678
General and administrative expenses	5,495	6,118
Operating income	11,196	12,560
Interest expense	(4,569)	(2,613)
Interest income and other, net	17	18
Income from continuing operations before income taxes	6,644	9,965
Provision for income taxes	(2,574)	(4,384)
Net income from continuing operations	4,070	5,581
Net income (loss) from discontinued operations, net of tax	389	(323)
Net income	4,459	5,258
Preferred stock dividend	4	4
Net income available to common stockholders	4,455	$5,254

Basic earnings per common share:
Continuing operations	$0.22	$0.31
Discontinued operations	0.02	(0.02)
Basic earnings per common share	$0.24	$0.29
Diluted earnings per common share:
Continuing operations	$0.22	$0.27
Discontinued operations	0.02	(0.02)
Diluted earnings per common share	$0.24	$0.25

Dividends declared per common share	$0.025	$0.025

Weighted average number of common and common equivalent shares outstanding:
Basic	18,265	18,139
Diluted	18,320	22,728

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the three months ended March 31,
	2012	2013
Cash flows from operating activities:
Net income	$4,459	$5,258
Adjustments to reconcile net income to net cash provided (used) by operating activities:
(Income) loss from discontinued operations	(389)	323
Depreciation and amortization	2,412	2,839
Amortization of deferred financing costs	174	(638)
Provision for losses on accounts receivable	486	440
Stock-based compensation expense	403	646
Deferred income taxes	2,104	1,354
Other	(10)	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(1,240)	(1,966)
Inventories and other current assets	(118)	(1,868)
Deferred charges and other	(38)	—
Preneed funeral and cemetery trust investments	2,305	1,411
Accounts payable and accrued liabilities	(5,310)	2,321
Deferred preneed funeral and cemetery revenue	182	2,678
Deferred preneed funeral and cemetery receipts held in trust	(2,270)	(1,935)
Net cash provided by continuing operating activities	3,150	10,863
Net cash provided by discontinued operating activities	373	122
Net cash provided by operating activities	3,523	10,985
Cash flows from investing activities:
Acquisitions	(11,589)	—
Capital expenditures	(3,090)	(8,711)
Net cash used in continuing investing activities	(14,679)	(8,711)
Net cash provided by discontinued investing activities	9	1,928
Net cash used in investing activities	(14,670)	(6,783)
Cash flows from financing activities:
Net borrowings from (payments against) the bank credit facility	13,900	(4,200)
Payments on long-term debt and obligations under capital leases	(164)	(160)
Proceeds from the exercise of stock options and employee stock purchase plan	318	318
Stock option benefit	21	—
Dividends on common stock	(454)	(452)
Dividend on redeemable preferred stock	(4)	(4)
Payment of loan origination costs	—	(98)
Purchase of treasury stock	(2,731)	—
Net cash provided by (used in) continuing financing activities	10,886	(4,596)
Net cash used in discontinued financing activities	(7)	(14)
Net cash provided by (used in) financing activities	10,879	(4,610)
Net decrease in cash and cash equivalents	(268)	(408)
Cash and cash equivalents at beginning of period	1,137	1,698
Cash and cash equivalents at end of period	$869	$1,290

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three months ended March 31, 2012 and 2013 (thousands):

	Three months ended March 31,

	2012	2013
Net Income from continuing operations	$4,070	$5,581
Special items, net of tax
Withdrawable Trust Income (loss)	458	328
Acquisition Expenses	249	5
Severance Costs	319	126
Other Special Items	89	54
Prior period amortization adjustments for TIDES	—	(538)
Tax adjustment from prior period	—	598
Total Special items affecting net income	$1,115	$573
Adjusted Net Income	$5,185	$6,154

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months ended March 31, 2012 and 2013 (in thousands):

	Three months ended March 31,

	2012	2013
Net income from continuing operations	$4,070	$5,581
Provision for income taxes	2,574	4,384
Pre-tax earnings from continuing operations	6,644	9,965
Interest expense, net of refinancing costs	4,569	2,613
Interest income and other, net	(17)	(18)
Non-cash stock compensation	402	646
Depreciation & amortization	2,411	2,839
Consolidated EBITDA	14,009	16,045
Adjusted For:
Withdrawable Trust Income (loss)	694	497
Acquisition Expenses	377	8
Severance Costs	483	191
Other Special Items	135	83
Adjusted Consolidated EBITDA	$15,698	$16,824
Revenue	$51,323	$58,087
Adjusted Consolidated EBITDA Margin	30.6%	29.0%

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three months ended March 31, 2012 and 2013:

	Three months ended March 31,

	2012	2013
GAAP basic earnings per share from continuing operations	$0.22	$0.31
Special items affecting net income	$0.06	$0.03
Adjusted basic earnings per share	$0.28	$0.34

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months ended March 31, 2012 and 2013:

	Three months ended March 31,

	2012	2013
GAAP diluted earnings per share from continuing operations	$0.22	$0.27
Special items affecting net income	$0.05	$0.05
Adjusted diluted earnings per share	$0.27	$0.32

Selected Financial Data for the three months ended March 31, 2012 and 2013 (Unaudited):

	December 31,	March 31,
	2012	2013
Selected Balance Sheet Data:
Cash and short-term investments	$1,698	$1,290
Total Senior Debt (a)	178,772	174,290
Senior Debt to total capitalization	44.3%	43.2%
Senior Debt to EBITDA (rolling 12 mos.)	3.5	3.3
Senior Debt to Adjusted Consolidated EBITDA (rolling 12 mos.)	3.3	3.1
(a)    Senior debt does not include the convertible junior subordinated debentures.

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three months ended March 31, 2012 and 2013 (in thousands):

Funeral Field EBITDA	Three months ended March 31,

	2012	2013
Gross Profit (GAAP)	$13,865	$14,579
Depreciation & amortization	1,438	1,616
Regional & unallocated costs	1,773	2,540
Net financial income	(1,773)	(1,818)
Funeral Field EBITDA	$15,303	$16,917
Funeral Field Operating Revenue	$37,911	$42,926
Funeral Field EBITDA Margin	40.4%	39.4%

Cemetery Field EBITDA	Three months ended March 31,

	2012	2013
Gross Profit (GAAP)	$2,826	$4,098
Depreciation & amortization	720	880
Regional & unallocated costs	560	724
Net financial income	(1,885)	(2,674)
Cemetery Field EBITDA	$2,221	$3,028
Cemetery Field Operating Revenue	$9,403	$10,209
Cemetery Field EBITDA Margin	23.6%	29.7%

Reconciliation of Net Income from continuing operations to Consolidated EBITDA for the estimated rolling four quarters ended March 31, 2014 (in thousands):

Rolling Four Quarter Outlook
March 31, 2014E
Net income from continuing operations	$19,700
Provision for income taxes	12,800
Pre-tax earnings from continuing operations	32,500
Net interest expense, including loan cost amortization	13,200
Depreciation & amortization, including stock compensation	13,300
Consolidated EBITDA	$59,000

Reconciliation of Cash Flow from Operations to Free Cash Flow for the estimated rolling four quarters ending March 31, 2014 (in 000's):

Rolling Four Quarter Outlook
March 31, 2014E
Cash flow from operations	$35,000
Maintenance Capital Expenditures	(4,000)
Free Cash Flow	$31,000

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided at the end of the press release.

The Non-GAAP financial measures include “Adjusted Net Income”, Adjusted Basic Earnings Per Share, Adjusted Diluted Earnings Per Share, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Free Cash Flow”, “Funeral and Cemetery Field EBITDA”, “Total Field EBITDA”, “Special Items”, “Adjusted Basic Earnings Per Share”, and "Adjusted Diluted Earnings Per Share" in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP later in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Free Cash Flow as net cash provided by continuing operations less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are non-GAAP but are non-recurring such as withdrawable trust income, acquisition expenses, litigation settlements, prior period adjustments, discrete tax items and other non-recurring adjustments.

•	Adjusted Basic Earnings Per Share is defined as adjusted net income divided by basic shares outstanding.

•	Adjusted Diluted Earnings Per Share is defined as Adjusted Net Income after factoring in the effect of any restricted stock, stock options or the effect of any dilution from convertible debt.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income (loss)” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Non-GAAP Unaudited Income Statement, to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating Model;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.